EXHIBIT 10(e)

     Amendment No. 2 dated as of October 8, 1997 to Agreement dated as of October 25, 1995, as supplemented by letter agreement dated November 18, 1996 (the "Original Agreement"), between Insituform Technologies, Inc. (the "Corporation") and Jerome Kalishman (the "Vice Chairman").

                       W I T N E S S T H:

     WHEREAS, the parties have entered into the Original Agreement and desire to effectuate the amendments thereto hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Term. Paragraph A of Section II of the Original Agreement is hereby amended by deleting the reference to "December 9, 1998" and substituting therefor a reference to "December 9, 1999".

     2.   Payments. Paragraph A of Section III of the Original
Agreement is hereby deleted in its entirety and the following paragraph substituted therefor:

       "A.   The Corporation hereby agrees to pay, and the
     Vice Chairman hereby agrees to accept, as full compensation for the services to be rendered by him under
     Section I hereunder, an annual fee of $100,000, payable in equal installments at the end of such regular payroll accounting periods as are established by the Corporation, or in such other installments upon which the parties hereto shall mutually agree, during the period from the date hereof through December 9, 1998 (such annual amount to be appropriately pro rated in the event any period shorter than one year falls within the period during which such amount is due)."

     3.   Office Facilities. The last sentence of Paragraph B of
Section III of the Original Agreement is hereby deleted in its entirely and the following sentence substituted therefor:

     "During the Term, the Corporation shall furnish to the Vice Chairman office facilities and secretarial services at the Corporation's head offices equivalent to those provided to him as of August 1, 1997."

     3. Miscellaneous. Except as set forth herein, the Original Agreement shall remain in full force and effect and continue to bind the parties hereto. This Amendment No. 2 contains the entire agreement of the parties with respect to the subject matter herein and supersedes all other understandings, oral or written, with respect thereto. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this
Amendment No. 2 as of the date first-above written.

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/Anthony W. Hooper
                                     ----------------------------


                                   s/Jerome Kalishman
                                   ------------------------------
                                   Jerome Kalishman